Exhibit 99.3

Hastings Entertainment, Inc.	CONTACT:	Dan Crow Vice President and Chief Financial Officer (806) 677-1422 www.gohastings.com

Hastings Entertainment, Inc. Enters into an Agreement and Plan of Merger with Affiliate of Joel Weinshanker

AMARILLO, Texas, March 17, 2014—Hastings Entertainment, Inc. (NASDAQ: HAST), a leading multimedia entertainment retailer (“Hastings”), today reported that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Draw Another Circle, LLC (“Parent”) and Hendrix Acquisition Corp. (“Merger Sub”), which are each wholly-owned, directly or indirectly, by Joel Weinshanker. Mr. Weinshanker is the President and sole shareholder of National Entertainment Collectibles Association, Inc., which holds approximately 12% of Hastings’ outstanding shares (“NECA”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Hastings, with Hastings surviving the merger as a wholly-owned subsidiary of Parent, and each share of Hastings common stock held by a shareholder of Hastings (other than Mr. Weinshanker and his affiliates) will, upon completion of the merger, be converted into the right to receive a cash payment of $3.00 per share.

The $3.00 per share price represents a premium of approximately 57% over Hasting’s closing share price on March 14, 2014 and a premium of 61.3% over the average trading price of Hastings’ common shares for the last 30 trading days ending on March 12, 2014. The transaction is valued at approximately $21.4 million.

Hastings’ Board of Directors, acting upon the unanimous recommendation of a special committee of the board directors consisting of independent directors (the “Special Committee”), has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and has resolved to recommend that Hastings’ shareholders vote in favor of approving the Merger Agreement at a special meeting of the shareholders called specifically for such purpose.

“NECA is a significant supplier of movie, book and video game merchandise and collectibles to the Hastings superstores, and we’ve had a close and growing business relationship with Mr. Weinshanker over the last decade. Mr. Weinshanker, through his affiliation with the estates of Marilyn Monroe, Elvis Presley and Muhammad Ali, and his company’s management of Graceland, is one of the leading drivers of the lifestyle industry, and we believe Hastings’ business will continue to benefit from our relationship with him and NECA,” said John H. Marmaduke, Hastings’ Chairman and CEO.

Under the terms of the Merger Agreement, the closing of the merger, which is expected to occur in the second quarter of calendar 2014, is subject to shareholders holding at least two-thirds of Hastings’ outstanding shares voting their shares in favor of approving the Merger Agreement and the fulfillment or waiver of other customary conditions, as more particularly set forth in the Merger Agreement.

In addition, Mr. Marmaduke and related beneficial owners who, together with Mr. Marmaduke, hold approximately 32% of Hastings’ common stock, and NECA have each entered into agreements with Parent in which they have agreed to, among other things, vote all shares over which they have exercisable voting power in favor of the merger. As a result, holders of approximately 44% of the Hastings’ common stock have committed to vote for the merger.

SunTrust Robinson Humphrey and George K. Baum Capital Advisors, Inc. are serving as financial advisors to the Special Committee. Kelly Hart & Hallman LLP is serving as legal advisor to Hastings, Haynes and Boone, LLP is serving as legal advisor to the Special Committee and Cooley LLP is serving as legal advisor to Parent and its affiliated entities.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Hastings plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Parent, Merger Sub, Mr. Weinshanker, Hastings, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Hastings through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Hastings at the following:

Address: 3601 Plains Boulevard, Amarillo, Texas 79102

Phone: (806) 677-1402

Email: dan.crow@goHastings.com

PARTICIPANTS IN THE SOLICITATION

Hastings and its directors, executive officers and certain other members of management and employees of Hastings may be deemed “participants” in the solicitation of proxies from shareholders of Hastings in favor of the proposed merger. Information regarding the persons who may, under the rules of the Securities and Exchange Commission, be considered participants in the solicitation of the shareholders of Hastings in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Hastings’ shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the Securities and Exchange Commission. You can find information about certain of Hastings’ executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Safe Harbor Statement

This press release contains “forward-looking statements,” including statements as to our belief that Hastings’ business will continue to benefit from its relationship with Mr. Weinshanker and NECA and our expectation that the acquisition will close in the second quarter of fiscal 2014. These forward-looking statements are being made pursuant to the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended, and are based on currently available information and represent the beliefs of the management of Hastings. These statements are subject to risks and uncertainties that could cause actual results to differ materially.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement after it has been signed, (2) the outcome of any legal proceedings that may be instituted against Hastings or others following the announcement of the Merger Agreement, (3) the inability to complete the merger due to an insufficient number of votes by Hastings’ shareholders in favor of the Merger Agreement or the failure to satisfy other conditions contained in the Merger Agreement, (4) the risks that the proposed transaction disrupts current plans and operations of Hastings, (5) the actual timing of the closing of the acquisition, and (6) the costs, fees and expenses related to the transaction. . We undertake no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Shareholders of Hastings are cautioned not to place undue reliance on the forward-looking statements included in the Press Release, which speak only as of the date such statements are made. Please refer to Hastings’ annual, quarterly, and periodic reports on file with the Securities and Exchange Commission for a more detailed discussion of these and other risks that could cause results to differ materially.

About Hastings

Founded in 1968, Hastings’ is a leading multimedia entertainment retailer that combines the sale of new and used books, videos, video games and CDs, and trends and consumer electronics merchandise, with the rental of videos and video games in a superstore format. We currently operate 126 superstores, averaging approximately 24,000 square feet, primarily in medium-sized markets throughout the United States. We also operate three concept stores, Sun Adventure Sports, located in Amarillo, Texas and Lubbock, Texas, and TRADESMART, located in Littleton, Colorado.

We also operate www.goHastings.com, an e-commerce Internet web site that makes available to our customers new and used entertainment products and unique, contemporary gifts and toys. The site features exceptional product and pricing offers. The Investor Relations section of our web site contains press releases, a link to request financial and other literature and access to our filings with the Securities and Exchange Commission.